Exhibit 99.1

CarGurus Announces Fourth Quarter and Full-Year 2022 Results

Fourth Quarter Highlights:

•
Total revenue of $286.7 million, a decrease of (16)% year-over-year
•
GAAP operating income of $29.6 million; non-GAAP operating income of $23.6 million
•
GAAP consolidated net income of $23.2 million; non-GAAP consolidated net income of $17.4 million
•
GAAP net income attributable to common stockholders of $159.2 million; non-GAAP net income attributable to common stockholders of $26.3 million
•
Consolidated Adjusted EBITDA, a non-GAAP metric, of $27.8 million; Adjusted EBITDA, a non-GAAP metric, of $35.9 million

Full-Year Year Highlights:

•
Total revenue of $1,655.0 million, an increase of 74% year-over-year
•
GAAP operating income of $108.5 million; non-GAAP operating income of $172.9 million
•
GAAP consolidated net income of $79.0 million; non-GAAP consolidated net income of $129.4 million
•
GAAP net income attributable to common stockholders of $193.8 million; non-GAAP net income attributable to common stockholders of $131.0 million
•
Cash and cash equivalents of $469.5 million and an available $400 million under its revolving credit facility
•
Consolidated Adjusted EBITDA, a non-GAAP metric, of $187.7 million; Adjusted EBITDA, a non-GAAP metric, of $186.7 million

CAMBRIDGE, MA: February 28, 2023 — CarGurus, Inc. (Nasdaq: CARG), a multinational, online automotive platform for buying and selling vehicles, today announced financial results for the fourth quarter and full-year ended December 31, 2022.

“Following a transformative 2021, 2022 was a year of activation across our platform. With the theme of ‘activation’ guiding our 2022 roadmap, we were able to bring more dealers on the foundational Listings business, launch and grow the dealer base utilizing Digital Deal, and expand into new geographies with Instant Max Cash Offer. While we are extremely proud of these activations, dynamic changes in automotive market conditions caused us to experience challenges in the second half of the year that required us to recalibrate our goals and address CarOffer’s operational difficulties. Though we are pleased with the results of our efforts in tackling these challenges, and are seeing some encouraging early signs of improvement, we still have work to do to ensure that our operations and products are built with scale and profitability in mind,” said Jason Trevisan, Chief Executive Officer of CarGurus. “We are still marching towards fulfilling our vision of creating the only platform where dealers can source, market, and sell and consumers can shop, finance, buy and sell and we remain excited about the long-term trajectory of our end-to-end transaction-enabled platform. As we continue to balance internal and external factors, I am pleased to share we met and/or exceeded our forecasted guidance for the quarter.”

Revenue

Fourth Quarter 2022:

•
Total revenue was $286.7 million, a decrease of (16)% compared to $339.3 million in the fourth quarter of 2021.
•
Marketplace revenue was $166.2 million, an increase of 3% compared to $160.8 million in the fourth quarter of 2021.
•
Wholesale revenue was $23.7 million, a decrease of (71)% compared to $82.6 million in the fourth quarter of 2021.
•
Product revenue was $96.8 million, an increase of 1% compared to $96.0 million in the fourth quarter of 2021.

Full-Year 2022:

•
Total revenue was $1,655.0 million, an increase of 74% compared to $951.4 million in 2021.
•
Marketplace revenue was $658.8 million, an increase of 3% compared to $636.9 million in 2021.
•
Wholesale revenue was $237.6 million, an increase of 22% compared to $195.1 million in 2021.
•
Product revenue was $758.6 million, an increase of 536% compared to $119.3 million in 2021.

Operating Income

Fourth Quarter 2022:

•
GAAP operating income was $29.6 million, a decrease of (33)% compared to $43.9 million in the fourth quarter of 2021.
•
Non-GAAP operating income was $23.6 million, a decrease of (69)% compared to $76.3 million in the fourth quarter of 2021.

Full-Year 2022:

•
GAAP operating income was $108.5 million, a decrease of (27)% compared to $148.3 million in 2021.
•
Non-GAAP operating income was $172.9 million, a decrease of (33)% compared to $256.8 million in 2021.

Consolidated Net Income, Net Income (Loss) Attributable to Common Stockholders, Consolidated Adjusted EBITDA, & Adjusted EBITDA

Fourth Quarter 2022:

•
GAAP consolidated net income was $23.2 million compared to $34.2 million in the fourth quarter of 2021.
•
Non-GAAP consolidated net income was $17.4 million compared to $61.8 million in the fourth quarter of 2021.
•
GAAP net income (loss) attributable to common stockholders was $159.2 million, or $0.20 per fully diluted share, compared to $(79.8) million, or $(0.68) per fully diluted share, in the fourth quarter of 2021.
•
Non-GAAP net income attributable to common stockholders was $26.3 million, or $0.22 per fully diluted share, compared to $49.7 million, or $0.42 per fully diluted share, in the fourth quarter of 2021.
•
Consolidated Adjusted EBITDA, a non-GAAP metric, was $27.8 million compared to $80.3 million in the fourth quarter of 2021.
•
Adjusted EBITDA, a non-GAAP metric, was $35.9 million compared to $67.6 million in the fourth quarter of 2021.

Full-Year 2022:

•
GAAP consolidated net income was $79.0 million in 2022, compared to $110.4 million in 2021.
•
Non-GAAP consolidated net income was $129.4 million in 2022, compared to $196.4 million in 2021.
•
GAAP net income (loss) attributable to common stockholders was $193.8 million, or $0.62 per fully diluted share, in 2022, compared to $(0.2) million, or $(0.00) per fully diluted share, in 2021.
•
Non-GAAP net income attributable to common stockholders was $131.0 million, or $1.02 per fully diluted share, in 2022, compared to $176.3 million, or $1.50 per fully diluted share, in 2021.
•
Consolidated Adjusted EBITDA, a non-GAAP metric, was $187.7 million in 2022, compared to $270.3 million in 2021.
•
Adjusted EBITDA, a non-GAAP metric, was $186.7 million in 2022, compared to $249.5 million in 2021.

Balance Sheet and Cash Flow

•
As of December 31, 2022, CarGurus had cash and cash equivalents of $469.5 million and $400 million available under its revolving credit facility.
•
CarGurus generated $95.3 million in GAAP cash from operations and $90.5 million in free cash flow, a non-GAAP metric, in the fourth quarter of 2022, compared to having used $(36.8) million in GAAP cash from operations and $(41.6) million in free cash flow, a non-GAAP metric, in the fourth quarter of 2021. For the full-year 2022, CarGurus generated $256.1 million in GAAP cash from operations and $238.8 million in free cash flow, a non-GAAP metric, compared to having generated $98.3 million in GAAP cash from operations and $84.4 million in free cash flow, a non-GAAP metric, in 2021.

Fourth Quarter Business Metrics(1)(2)

•
U.S. Marketplace segment revenue was $155.1 million in the fourth quarter of 2022, an increase of 4% compared to $149.3 million in the fourth quarter of 2021.
•
U.S. Marketplace segment operating income was $34.8 million, an increase of 14% compared to $30.4 million in the fourth quarter of 2021.
•
Digital Wholesale segment revenue was $120.5 million in the fourth quarter of 2022, a decrease of (33)% compared to $178.6 million in the fourth quarter of 2021.
•
Digital Wholesale segment operating (loss) income was $(2.6) million, a decrease of (116)% compared to $16.7 million in the fourth quarter of 2021.
•
Total paying dealers were 31,307 at December 31, 2022, an increase of 2% compared to 30,630 at December 31, 2021. Of the total paying dealers at December 31, 2022, U.S. and International accounted for 24,567 and 6,740, respectively, compared to 23,860 and 6,770, respectively, at December 31, 2021.
•
Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,842 as of December 31, 2022, an increase of 4% compared to $5,633 as of December 31, 2021.
•
QARSD in International markets was $1,522 as of December 31, 2022, a decrease of (2)% compared to $1,546 as of December 31, 2021.
•
Website traffic and consumer engagement metrics for the fourth quarter of 2022 were as follows:
▪
U.S. average monthly unique users were 26.4 million, a decrease of (8)% compared to 28.6 million in the fourth quarter of 2021.
▪
U.S. average monthly sessions were 70.0 million, a decrease of (6)% compared to 74.3 million in the fourth quarter of 2021.
▪
International average monthly unique users were 6.4 million, a decrease of (7)% compared to 6.9 million in the fourth quarter of 2021.

▪
International average monthly sessions were 15.0 million, a decrease of (5)% compared to 15.8 million in the fourth quarter of 2021.
•
Transactions were 18,405, a decrease of (75)% compared to the fourth quarter of 2021.

(1)
CarOffer website is excluded from the metrics presented for users and sessions.
(2)
Effective the fourth quarter of 2022, the Company revised its segment reporting from one reportable segment to two reportable segments, U.S. Marketplace and Digital Wholesale. The change in segment reporting was a triggering event for an evaluation of goodwill impairment. As such, the Company evaluated for goodwill impairment on December 31, 2022 and did not identify any impairment to its goodwill. The change in segment reporting was made to align with financial reporting results regularly provided to the Company's CODM to assess the business. The CODM reviews segment revenue and segment income (loss) from operations as a proxy for the performance of the Company’s operations. The U.S. Marketplace segment derives revenues from marketplace services from customers within the United States. The Digital Wholesale segment derives revenues from Dealer-to-Dealer and Instant Max Cash Offer ("IMCO") services and products which are sold on the CarOffer platform. The Company also has two operating segments which are individually immaterial and therefore aggregated into the Other category to reconcile reportable segments to the consolidated income statements. The Other category derives revenues from marketplace services from customers outside of the United States.

First Quarter 2023 Guidance

CarGurus anticipates total revenue, product revenue, non-GAAP Consolidated Adjusted EBITDA, and non-GAAP earnings per share ("EPS") to be in the following ranges for the first quarter 2023:

•	Total revenue	$195 million to $215 million
•	Product revenue	$21 million to $31 million
•	Non-GAAP Consolidated Adjusted EBITDA	$19 million to $27 million
•	Non-GAAP EPS	$0.17 to $0.19

The first quarter 2023 non-GAAP EPS calculation assumes 116.5 million diluted weighted-average common shares outstanding. This estimated number of shares outstanding excludes the potential dilution from CarGurus utilizing its equity as the sole form of consideration to purchase the remaining 49% interest in CarOffer.

The assumptions that are built into guidance for the first quarter of 2023 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the first quarter 2023 excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as offering fee reductions or waivers as we have done from time to time during the COVID-19 pandemic. Guidance also excludes adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance of non-GAAP consolidated adjusted EBITDA to GAAP consolidated net income or non-GAAP consolidated EPS to GAAP consolidated EPS because the reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, amortization of intangible assets, impairment of long-lived assets, acquisition-related expenses, depreciation expenses, non-intangible amortization, other income (net), the provision for income taxes, income tax effects, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its fourth quarter and full year-ended 2022 financial results and business outlook at 5:00 p.m. Eastern Time today, February 28, 2023. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, February 28, 2023, until 11:59 p.m. Eastern Time on March 14, 2023, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13734788. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. (source: SimilarWeb: Traffic Report, Q4 2022, U.S.).

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2023 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including, without limitation, statements regarding: our future financial and business performance for the first quarter and full-year 2023; our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors; our ability to quickly make transformations necessary for our business to achieve long-term goals; and the impact of macro-level issues on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; global supply chain challenges, increased inflation and interest rates, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$469,517	$231,944
Investments	—	90,000
Accounts receivable, net of allowance for doubtful accounts of $1,809 and $420, respectively	46,817	189,324
Inventory	5,282	19,656
Prepaid expenses, prepaid income taxes and other current assets	21,972	16,430
Deferred contract costs	8,541	9,045
Restricted cash	5,237	6,709
Total current assets	557,366	563,108
Property and equipment, net	40,128	32,210
Intangible assets, net	53,054	83,915
Goodwill	157,467	158,287
Operating lease right-of-use assets	56,869	60,609
Restricted cash	9,378	9,627
Deferred tax assets	35,488	13,378
Deferred contract costs, net of current portion	8,853	5,867
Other non-current assets	8,499	4,573
Total assets	$927,102	$931,574
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$32,529	$66,153
Accrued expenses, accrued income taxes and other current liabilities	39,193	78,586
Deferred revenue	12,249	12,784
Operating lease liabilities	14,762	13,186
Total current liabilities	98,733	170,709
Operating lease liabilities	51,656	57,519
Deferred tax liabilities	54	58
Other non–current liabilities	5,301	23,639
Total liabilities	155,744	251,925
Redeemable noncontrolling interest	36,749	162,808
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 101,636,649 and 101,773,034 shares issued and outstanding at December 31, 2022 and 2021, respectively	102	102
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 15,999,173 and 15,999,173 shares issued and outstanding at December 31, 2022 and 2021, respectively	16	16
Additional paid–in capital	413,092	387,868
Retained earnings	323,043	129,258
Accumulated other comprehensive loss	(1,644)	(403)
Total stockholders’ equity	734,609	516,841
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$927,102	$931,574

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue
Marketplace	$166,247	$160,759	$658,771	$636,942
Wholesale	23,659	82,595	237,635	195,127
Product	96,838	95,988	758,629	119,304
Total revenue	286,744	339,342	1,655,035	951,373
Cost of revenue(1)(2)
Marketplace	15,618	13,703	56,040	47,689
Wholesale	29,957	52,335	176,446	127,679
Product	104,127	93,569	764,996	118,647
Total cost of revenue	149,702	159,607	997,482	294,015
Gross profit	137,042	179,735	657,553	657,358
Operating expenses:
Sales and marketing	70,203	89,639	336,708	290,574
Product, technology, and development	31,553	27,090	123,768	106,423
General and administrative	1,722	30,583	73,117	97,678
Depreciation and amortization(2)	3,943	(11,501)	15,482	14,415
Total operating expenses	107,421	135,811	549,075	509,090
Income from operations	29,621	43,924	108,478	148,268
Other income, net:
Interest income	2,339	26	3,845	120
Other income (expense), net	620	640	(961)	972
Total other income, net	2,959	666	2,884	1,092
Income before income taxes	32,580	44,590	111,362	149,360
Provision for income taxes	9,349	10,431	32,408	38,987
Consolidated net income	23,231	34,159	78,954	110,373
Net (loss) income attributable to redeemable noncontrolling interest	(1,562)	4,527	(5,433)	1,129
Net income attributable to CarGurus, Inc.	$24,793	$29,632	$84,387	$109,244
Accretion of redeemable noncontrolling interest to redemption value	(134,454)	109,398	(109,398)	109,398
Net income (loss) attributable to common stockholders	$159,247	$(79,766)	$193,785	$(154)
Net income (loss) per share attributable to common stockholders:
Basic	$1.34	$(0.68)	$1.64	$(0.00)
Diluted	$0.20	$(0.68)	$0.62	$(0.00)
Weighted–average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders:
Basic	118,783,793	117,696,590	118,474,991	117,142,062
Diluted	119,117,004	117,696,590	128,150,974	117,142,062

(1) Includes depreciation and amortization expense for the three months ended December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021 of $7,789, $22,490, $29,852 and $26,061, respectively.

(2) We have recorded a $14.9 million adjustment related to the presentation of amortization of developed technology, acquired in the CarOffer acquisition on January 14, 2021, in our consolidated statement of operations for the three and twelve months ended December 31, 2021. We had previously recorded amortization expense as a component of operating expenses but given the underlying nature of the asset we believe the amortization more closely aligns with cost of goods sold. We assessed the materiality of this reclass on the historical financial statements, individually and in aggregate, and concluded the effect of the reclass was not material to our consolidated financial statements for any of the periods.

Unaudited Segment Revenue

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Segment Revenue:
U.S. Marketplace	$155,092	$149,301	$614,136	$594,602
Digital Wholesale	120,497	178,583	996,264	314,431
Other	11,155	11,458	44,635	42,340
Total	$286,744	$339,342	$1,655,035	$951,373

Unaudited Segment Income (loss) from Operations

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Segment Income (loss) from Operations:
U.S. Marketplace	$34,760	$30,363	$125,796	$151,343
Digital Wholesale	(2,633)	16,654	(9,174)	7,189
Other	(2,506)	(3,093)	(8,144)	(10,264)
Total	$29,621	$43,924	$108,478	$148,268

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating Activities
Consolidated net income	$23,231	$34,159	$78,954	$110,373
Adjustments to reconcile consolidated net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,732	10,989	45,334	40,476
Currency (gain) loss on foreign denominated transactions	(462)	2	155	(70)
Deferred taxes	8,551	389	(22,114)	6,163
Provision for doubtful accounts	640	272	1,769	999
Stock-based compensation expense	13,227	10,974	54,777	53,525
Amortization of deferred financing costs	129	—	136	—
Amortization of deferred contract costs	2,735	3,010	11,067	12,653
Impairment of long-lived assets	165	777	165	3,128
Changes in operating assets and liabilities:
Accounts receivable	89,470	(123,176)	152,954	(174,771)
Inventory	22,884	(13,261)	14,374	(17,318)
Prepaid expenses, prepaid income taxes, and other assets	8,102	(2,098)	(6,573)	(5,068)
Deferred contract costs	(4,608)	(1,192)	(13,697)	(7,714)
Accounts payable	(36,357)	10,849	(35,047)	35,397
Accrued expenses, accrued income taxes, and other liabilities	(44,001)	31,009	(25,077)	35,817
Deferred revenue	(505)	271	(525)	3,661
Lease obligations	370	255	(546)	1,041
Net cash provided by (used in) operating activities	95,303	(36,771)	256,106	98,292
Investing Activities
Purchases of property and equipment	(1,756)	(2,778)	(5,924)	(7,713)
Capitalization of website development costs	(3,071)	(2,018)	(11,346)	(6,163)
Cash paid for acquisitions, net of cash acquired	—	—	—	(64,273)
Investments in certificates of deposit	—	(30,000)	—	(120,000)
Maturities of certificates of deposit	—	30,000	90,000	130,000
Net cash (used in) provided by investing activities	(4,827)	(4,796)	72,730	(68,149)
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	2	126	721	663
Payment of finance lease obligations	(17)	(10)	(68)	(39)
Payment of withholding taxes on net share settlements of restricted stock units	(1,851)	(4,074)	(16,022)	(15,388)
Repurchase of common stock	(14,428)	—	(14,428)	—
Repayment of line of credit	—	—	—	(14,250)
Payment of deferred financing costs	—	—	(2,578)	—
Payment of tax distributions to redeemable noncontrolling interest holders	(70)	—	(19,913)	—
Change in gross advance payments received from third-party payment processor	(18,567)	46,822	(40,332)	46,822
Net cash (used in) provided by financing activities	(34,931)	42,864	(92,620)	17,808
Impact of foreign currency on cash, cash equivalents, and restricted cash	1,276	(238)	(364)	(597)
Net increase in cash, cash equivalents, and restricted cash	56,821	1,059	235,852	47,354
Cash, cash equivalents, and restricted cash at beginning of period	427,311	247,221	248,280	200,926
Cash, cash equivalents, and restricted cash at end of period	$484,132	$248,280	$484,132	$248,280

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP operating income	$29,621	$43,924	$108,478	$148,268
Stock-based compensation expense	(13,671)	24,608	33,682	77,710
Amortization of intangible assets	7,670	7,794	30,716	30,152
Acquisition-related expenses	—	—	—	709
Non-GAAP operating income	23,620	76,326	172,876	256,839

GAAP operating margin	10%	13%	7%	16%
Non-GAAP operating margin	8%	22%	10%	27%

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021(1)	2022	2021(1)
GAAP consolidated net income	$23,231	$34,159	$78,954	$110,373
Stock-based compensation expense	(13,671)	24,608	33,682	77,710
Amortization of intangible assets	7,670	7,794	30,716	30,152
Acquisition-related expenses	—	—	—	709
Income tax effects and adjustments	200	(4,790)	(13,954)	(22,518)
Non-GAAP consolidated net income	$17,430	$61,771	$129,398	$196,426
Non-GAAP net (loss) income attributable to redeemable noncontrolling interest	(8,831)	12,103	(1,649)	20,171
Non-GAAP net income attributable to common stockholders	$26,261	$49,668	$131,047	$176,255
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.22	$0.42	$1.11	$1.50
Diluted	$0.22	$0.42	$1.02	$1.50
Shares used in Non-GAAP per share calculations
Basic	118,784	117,697	118,475	117,142
Diluted	119,117	117,697	128,151	117,142

(1) In June 2022, we revised our calculation of non-GAAP net income attributable to common stockholders for income tax effects and adjustments. This revised calculation more accurately reflects management's view of our business and financial performance. Non-GAAP consolidated net income, non-GAAP net (loss) income attributable to redeemable noncontrolling interest, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders for the three months and year ended December 31, 2021 has been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net (Loss) Income Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net (Loss) Income Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP net (loss) income attributable to redeemable noncontrolling interest	$(1,562)	$4,527	$(5,433)	$1,129
Stock-based compensation expense(1)	(10,043)	4,807	(7,312)	8,410
Amortization of intangible assets(1)	2,774	2,769	11,096	10,632
Non-GAAP net (loss) income attributable to redeemable noncontrolling interest	$(8,831)	$12,103	$(1,649)	$20,171
(1) These exclusions are adjusted to reflect the noncontrolling shareholder's 38% share of earnings and losses in CarOffer.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$286,744	$339,342	$1,655,035	$951,373
Cost of revenue	149,702	159,607	997,482	294,015
GAAP gross profit	137,042	179,735	657,553	657,358
Stock-based compensation expense included in Cost of revenue	58	106	475	417
Amortization of intangible assets included in Cost of revenue(1)	5,350	20,806	21,400	20,806
Non-GAAP gross profit	$142,450	$200,647	$679,428	$678,581

GAAP gross profit margin	48%	53%	40%	69%
Non-GAAP gross profit margin	50%	59%	41%	71%

(1) We have recorded a $14.9 million adjustment related to the presentation of amortization of developed technology, acquired in the CarOffer acquisition on January 14, 2021, in our consolidated statement of operations for the three and twelve months ended December 31, 2021. We had previously recorded amortization expense as a component of operating expenses but given the underlying nature of the asset we believe the amortization more closely aligns with cost of goods sold. We assessed the materiality of this reclass on the historical financial statements, individually and in aggregate, and concluded the effect of the reclass was not material to our consolidated financial statements for any of the periods.

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended December 31,
	2022					2021
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets(2)	Acquisition-related expenses	Non-GAAP expense
Cost of revenue	$149,702	$(58)	$(5,350)	$—	$144,294	$159,607	$(106)	$(20,806)	$—	$138,695
Sales and marketing	70,203	440	—	—	70,643	89,639	(3,761)	—	—	85,878
Product, technology, and development	31,553	(3,546)	—	—	28,007	27,090	(4,704)	—	—	22,386
General and administrative	1,722	16,835	—	—	18,557	30,583	(16,037)	—	—	14,546
Depreciation & amortization	3,943	—	(2,320)	—	1,623	(11,501)	—	13,012	—	1,511
Operating expenses(1)	$107,421	$13,729	$(2,320)	$—	$118,830	$135,811	$(24,502)	$13,012	$—	$124,321
Total cost of revenue and operating expenses	$257,123	$13,671	$(7,670)	$—	$263,124	$295,418	$(24,608)	$(7,794)	$—	$263,016
(1) Operating expenses include sales and marketing, product, technology, and development, general and administrative, and depreciation & amortization

(2) We have recorded a $14.9 million adjustment related to the presentation of amortization of developed technology, acquired in the CarOffer acquisition on January 14, 2021, in our consolidated statement of operations for the three and twelve months ended December 31, 2021. We had previously recorded amortization expense as a component of operating expenses but given the underlying nature of the asset we believe the amortization more closely aligns with cost of goods sold. We assessed the materiality of this reclass on the historical financial statements, individually and in aggregate, and concluded the effect of the reclass was not material to our consolidated financial statements for any of the periods.

	Year Ended December 31,
	2022					2021
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets(2)	Acquisition-related expenses	Non-GAAP expense
Cost of revenue	$997,482	$(475)	$(21,400)	$—	$975,607	$294,015	$(417)	$(20,806)	$—	$272,792
Sales and marketing	336,708	(7,733)	—	—	328,975	290,574	(12,801)	—	—	277,773
Product, technology, and development	123,768	(20,266)	—	—	103,502	106,423	(22,289)	—	—	84,134
General and administrative	73,117	(5,208)	—	—	67,909	97,678	(42,203)	—	(709)	54,766
Depreciation & amortization	15,482	—	(9,316)	—	6,166	14,415	—	(9,346)	—	5,069
Operating expenses(1)	$549,075	$(33,207)	$(9,316)	$—	$506,552	$509,090	$(77,293)	$(9,346)	$(709)	$421,742
Total cost of revenue and operating expenses	$1,546,557	$(33,682)	$(30,716)	$—	$1,482,159	$803,105	$(77,710)	$(30,152)	$(709)	$694,534
(1) Operating expenses include sales and marketing, product, technology, and development, general and administrative, and depreciation & amortization

(2) We have recorded a $14.9 million adjustment related to the presentation of amortization of developed technology, acquired in the CarOffer acquisition on January 14, 2021, in our consolidated statement of operations for the three and twelve months ended December 31, 2021. We had previously recorded amortization expense as a component of operating expenses but given the underlying nature of the asset we believe the amortization more closely aligns with cost of goods sold. We assessed the materiality of this reclass on the historical financial statements, individually and in aggregate, and concluded the effect of the reclass was not material to our consolidated financial statements for any of the periods.

Unaudited Reconciliation of GAAP Consolidated Net Income to Consolidated Adjusted EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP consolidated net income	$23,231	$34,159	$78,954	$110,373
Depreciation and amortization	11,732	10,989	45,334	40,476
Impairment of long-lived assets	165	777	165	3,128
Stock-based compensation expense	(13,671)	24,608	33,682	77,710
Acquisition-related expenses	—	—	—	709
Other income, net	(2,959)	(666)	(2,884)	(1,092)
Provision for income taxes	9,349	10,431	32,408	38,987
Consolidated Adjusted EBITDA	27,847	80,298	187,659	270,291
Adjusted EBITDA attributable to redeemable noncontrolling interest	(8,047)	12,690	1,006	20,784
Adjusted EBITDA	$35,894	$67,608	$186,653	$249,507

Unaudited Reconciliation of GAAP Net (Loss) Income Attributable to Redeemable Noncontrolling Interest to Adjusted EBITDA Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP net (loss) income attributable to redeemable noncontrolling interest	$(1,562)	$4,527	$(5,433)	$1,129
Depreciation and amortization (1)	2,937	2,899	11,702	10,827
Impairment of long-lived assets (1)	63	—	63	—
Stock-based compensation expense (1)	(10,043)	4,807	(7,312)	8,410
Other expense, net (1)	656	369	2,007	231
Provision for income taxes (1)	(98)	88	(21)	187
Adjusted EBITDA attributable to redeemable noncontrolling interest	$(8,047)	$12,690	$1,006	$20,784
(1) These exclusions are adjusted to reflect the noncontrolling interest of 38%.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by (Used in) Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP net cash and cash equivalents provided by (used in) operating activities	$95,303	$(36,771)	$256,106	$98,292
Purchases of property and equipment	(1,756)	(2,778)	(5,924)	(7,713)
Capitalization of website development costs	(3,071)	(2,018)	(11,346)	(6,163)
Non-GAAP free cash flow	$90,476	$(41,567)	$238,836	$84,416

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, or associated income or losses attributable to redeemable noncontrolling interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, and non-GAAP net (loss) income attributable to redeemable noncontrolling interests. We define non-GAAP net (loss) income attributable to redeemable noncontrolling interests as net (loss) income attributable to redeemable noncontrolling interests, adjusted to exclude: stock-based compensation expenses and amortization of intangible assets. These exclusions are adjusted for redeemable noncontrolling interest. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share also exclude certain income tax effects and adjustments. Our calculations of non-GAAP net income attributable to common stockholders per share utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, acquisition-related expenses, other income, net, and provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude Adjusted EBITDA attributable to redeemable noncontrolling interest. We define Adjusted EBITDA attributable to redeemable noncontrolling interest as net (loss) income attributable to redeemable noncontrolling interest, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, other expense, net, and provision for income taxes. These exclusions are adjusted for redeemable noncontrolling interest of 38% by taking the noncontrolling interest's full financial results and multiplying each line item in the reconciliation by 38%. The Company notes that it uses 38%, versus 49%, to allocate the share of income (loss) because it represents the portion attributable to the redeemable noncontrolling interest. The 38% is exclusive of CO Incentive Units, Subject Units, and 2021 Incentive Units (each as defined in the Company's Annual Report on Form 10-K as of December 31, 2022 filed on February 28, 2023) liability classified awards which do not participate in the share of income/(loss).

We have presented Consolidated Adjusted EBITDA and Adjusted EBITDA, because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Consolidated Adjusted EBITDA and Adjusted EBITDA can produce a useful measure for period‑to‑period comparisons of our business. We have presented Adjusted EBITDA attributable to redeemable noncontrolling interest because it is used by our management to reconcile Consolidated Adjusted EBITDA to Adjusted EBITDA. It represents the portion of Consolidated Adjusted EBITDA that is attributable to our noncontrolling interest. Adjusted EBITDA attributable to redeemable noncontrolling interest is not intended to be reviewed on its own.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing digital advertising suite during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites (excluding the CarOffer website), we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, each such visit is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites (excluding the CarOffer website) that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define Transactions within the Digital Wholesale segment as the number of vehicles processed from car dealers, consumers, and other marketplaces through the CarOffer website within the applicable period. Transactions consists of each unique vehicle (based on vehicle identification number) that reaches "sold and invoiced" status on the CarOffer website within the applicable period, including vehicles sold to car dealers, vehicles sold at third-party auctions, vehicles ultimately sold to a different buyer, and vehicles that are returned to their owners without completion of a sale transaction. We exclude vehicles processed within CarOffer's intra-group trading solution (Group Trade) from the definition of Transactions, and we only count any unique vehicle once even if it reaches sold status multiple times. Digital Wholesale includes Dealer-to-Dealer Transactions and IMCO Transactions. We view Transactions as a key business metric, and we believe it provides useful information to investors, because it provides insight into growth and revenue for the Digital Wholesale segment. Transactions drive a significant portion of Digital Wholesale segment revenue. We believe growth in Transactions demonstrates consumer and dealer utilization and our market share penetration in the Digital Wholesale segment.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com